20 July, 2007

Crusade Management Limited
4-16 Montgomery Street
Kogarah NSW  2217

Dear Sirs

CRUSADE GLOBAL SECURITISATION TRUSTS

We have acted for Crusade Management Limited (CML) in connection with the preparation of the following documents:

(a)   Prospectus;

(b)   form of Prospectus Supplement;

(c)   Registration Statement on Form S-3, File No. 333-143396 together with exhibits and any amendments to it (the REGISTRATION STATEMENT);

(d)   Master Trust Deed dated 14 March 1998 between St.George Bank Limited
      (ST.GEORGE), CML and Perpetual Trustees Consolidated Limited (formerly
      National Mutual Trustees Limited) (the ISSUER TRUSTEE) (the MASTER TRUST
      DEED);

(e)   form of Supplementary Terms Notice between, among others, CML and the
      Issuer Trustee;

(f)   form of Note Trust Deed between CML, the Issuer Trustee, P.T. Limited and any Note Trustee;

(g)   form of Security Trust Deed between, among others, CML and the Issuer
      Trustee;

(h)   form of the Agency Agreement between, among others, CML and the Issuer
      Trustee; and

(i)   Servicing Agreement dated 19 March 1998 between St.George, the Issuer
      Trustee and CML, (collectively the PROSPECTUS DOCUMENTS) as filed by CML with the Securities and Exchange Commission (the COMMISSION) under the US
      Securities Act of 1933, as amended (the ACT), relating to the Notes (as defined below).

The Prospectus Documents relate to the offer and sale of Mortgage Backed Notes
(the NOTES) to be issued by Perpetual Trustees Consolidated Limited, in its capacity as trustee of the trusts constituted under the Master Trust Deed (each a TRUST), established from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Prospectus
Supplements.

OUR REF  AEJS:000000

20 July, 2007

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Definitions in the Prospectus Document apply in this opinion but Relevant
Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.    DOCUMENTS

      We have examined a copy of the Prospectus Documents.

2.    ASSUMPTION

      For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.    QUALIFICATIONS

      Our opinion is subject to the following qualifications:

      (a)   we express no opinion as to any laws other than the laws of each
            Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United
            States of America; and

      (b)   our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus.

4.    OPINION

      Based on the assumption and subject to the qualification set out above
      (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion:

      (a)   Any final conclusive judgment of a court to the State of New York,
            USA, or the United States Federal Court having jurisdiction recognized by the Relevant Jurisdiction, in respect of an obligation under a Note, which is for a fixed sum of money, would be
            enforceable by action in the courts of each Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York court or the United States Federal
            Court, as applicable, unless:

            (i)   The proceedings in the New York State court or the United
                  States Federal Court, as applicable, involved a denial of the principles of natural justice;

            (ii)  The judgment is contrary to the public policy of the Relevant
                  Jurisdiction;

            (iii) The judgment was obtained by fraud or duress or was based on a clear mistake of fact;

            (iv)  the judgment is a penal or revenue judgment; or

            (v)   there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment or the New York State Court or the United States
                  Federal Court (as applicable),.

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20 July, 2007

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            In particular, actions (including as original actions or actions to enforce judgments of the United States court) relating to civil liabilities predicated on Federal securities laws of the United
            States may not be capable of being brought in a Relevant
            Jurisdiction.

      (b)   A judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

We consent to the filing of this letter as an exhibit to the Registration
Statement on Form S-3 and we consent to the references to our firm under the heading in the Prospectus "Enforcement of Foreign Judgments in Australia",
without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit

Yours sincerely

/s/Allens Arthur Robinson

ALLENS ARTHUR ROBINSON

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